Exhibit 99.1

DoubleVerify Reports Third Quarter 2022 Financial Results

Increased Revenue by 35% Year-over-Year to $112.3 Million, the Highest in Any Quarter, Driven by Growth in Pre-Campaign Activation Across Programmatic, Social and CTV

Activation Revenue Increased 48% to $62.2 Million

Achieved Net Income of $10.3 Million and Third Quarter Adjusted EBITDA of $34.0 Million, representing a 30% Adjusted EBITDA margin

Raised Midpoint of Full-Year 2022 Guidance Range to 36% Total Revenue Growth and 31% Adjusted EBITDA margins

NEW YORK – November 8, 2022 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the third quarter ended September 30, 2022.

“We delivered another strong quarter and outstanding year-to-date performance fueled by continued momentum in programmatic activation and Social and CTV measurement,” said Mark Zagorski, CEO of DoubleVerify. “Our revenue growth of 35% in the third quarter and 40% year-to-date has significantly outpaced that of the broader digital advertising industry as we continue to win new customers and gain market share across geographies and platforms. Additionally, we continue to expand product coverage across premium CTV environments such as Netflix and pre-eminent Social media platforms such as TikTok, Linkedin and Twitter. Scaling our solutions to ‘verify everywhere’ gives advertisers the ability to consistently measure their media investment across environments, platforms, formats, devices and types of content. As the macroeconomic advertising  environment becomes increasingly challenging, advertisers continue to turn to DV solutions to optimize their media investment and reduce media waste while protecting brand equity.”

Third Quarter 2022 Financial Highlights:

(All comparisons are to the third quarter of 2021)

●	Total revenue of $112.3 million, an increase of 35%.
●	Activation revenue of $62.2 million, an increase of 48%.
●	Measurement revenue of $38.8 million, an increase of 14%.
o	Media Transactions Measured (“MTM”) for CTV and Social increased by 48% and 23% respectively.
o	International measurement revenue increased by 2%, with a decline in EMEA revenue of -6% and APAC revenue growth of 16%.
●	Supply-Side revenue of $11.2 million, an increase of 57%.

●	Net income of $10.3 million and adjusted EBITDA of $34.0 million, which represented a 30% adjusted EBITDA margin.

Third Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 33% year-over-year in the third quarter primarily due to a 17% increase in Media Transactions Measured (“MTM”) and a 10% increase in Measured Transaction Fee (“MTF”), and continued to achieve a Gross Revenue Retention rate of over 95% in the third quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 46% year-over-year in the third quarter driven by new advertisers activating the solution as well as by existing client upsells and geographic expansion.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins including GAP, Mattel, Kroger Precision Marketing, TUI, Club Med, Marina Bay Sands, Hyundai Motor Company, Michelin, SC Johnson and SmartEnergy UK.

●	Expanded coverage across premium video and CTV environments with a partnership with Netflix to enable media verification and maximize advertiser performance. The partnership will leverage DV’s technology and data to help Netflix advertisers ensure their video ads are fully viewed, by real people and safe from Fraud/Invalid Traffic (“IVT”).

●	Expanded partnership with TikTok to offer advertisers post campaign Brand Safety and Suitability measurement. This proprietary solution leverages DV’s artificial intelligence, machine learning, ontology, and manual review to give advertisers confidence that their ads across TikTok are appearing next to content that is brand safe and suitable.

●	Completed the development of Brand Safety and Suitability measurement on Twitter’s newsfeed, known as Timeline, and are launching the beta in the coming weeks.

●	Launched DV Authentic Attention Snapshot and DV Attention Lab™ to help advertisers optimize campaign performance by leveraging DV’s industry-leading technology platform and attention dataset.

●	Launched DV’s Election Task Force to help advertisers navigate the challenging media landscape ahead of the 2022 US midterm elections and beyond. DV anticipates the next presidential election in 2024 to be characterized by a fast-evolving news cycle. The Election Taskforce helps shed light on trends relative to specific events, individuals and hot button topics and provides actionable data insights and analysis to protect brand equity and safeguard media investment ahead of, during and following elections.

●	Uncovered a CTV fraud scheme, LeoTerra, that spoofs IoT (Internet of Things) devices including smart refrigerators and smart watches, protecting DV customers from wasting millions of dollars of investment each month.

●	Achieved ISO 27001:2013 certification, the most widely recognized international standard for information security management, a testament to DV’s continued dedication to information security and to creating a culture of trust and excellence for the benefit of its clients and partners.

“In the third quarter, we continued to deliver strong business performance with year-over-year revenue growth of 35% and adjusted EBITDA margins of 30% driven by product successes in fast-growth sectors such as programmatic Activation, Social and CTV,” said Nicola Allais, CFO of DoubleVerify. “We are raising the midpoint of our full-year guidance range by the magnitude of our outperformance in the third quarter. Our outlook for the fourth quarter is based on our current visibility and assumes a typical upswing in our Activation business into year end. We continue to monitor the impact of the macroeconomic environment on our client’s ad budgets and to engage them in regular dialogue as we execute our plan through the end of the year and the longer term.”

Fourth Quarter and Full-Year 2022 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Fourth Quarter 2022:

●	Revenue of $131 to $135 million, a year-over-year increase of 26% at the midpoint.
●	Adjusted EBITDA in the range of $45 to $47 million, representing a 35% margin at the midpoint.

Full Year 2022:

●	Revenue of $450 to $454 million, a year-over-year increase of 36% at the midpoint.
●	Adjusted EBITDA in the range of $138 to $140 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Fourth Quarter and Full Year 2022 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its third quarter 2022 financial results at 4:30 p.m. Eastern Time today, November 8, 2022. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2022	December 31, 2021
Assets:
Current assets
Cash and cash equivalents	$242,687	$221,591
Trade receivables, net of allowances for doubtful accounts of $7,860 and $6,527 as of September 30, 2022 and December 31, 2021, respectively	141,444	122,938
Prepaid expenses and other current assets	21,215	23,295
Total current assets	405,346	367,824
Property, plant and equipment, net	42,511	17,575
Operating lease right-of-use assets, net	74,413	—
Goodwill	336,545	350,560
Intangible assets, net	140,841	153,395
Deferred tax assets	60	60
Other non-current assets	1,699	2,780
Total assets	$1,001,415	$892,194
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$12,489	$3,853
Accrued expense	30,524	41,456
Operating lease liabilities, current	5,560	—
Income tax liabilities	—	1,321
Current portion of finance lease obligations	2,144	1,970
Contingent considerations, current	—	1,717
Other current liabilities	7,146	6,716
Total current liabilities	57,863	57,033
Operating lease liabilities, non-current	75,611	—
Finance lease obligations	1,120	2,579
Deferred tax liabilities	24,174	30,307
Other non-current liabilities	2,632	3,209
Total liabilities	$161,400	$93,128
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 164,733 shares issued and 164,696 outstanding as of September 30, 2022; 1,000,000 shares authorized, 162,347 shares issued and 162,297 shares outstanding as of December 31, 2021	165	162
Additional paid-in capital	744,008	717,228
Treasury stock, at cost, 37 shares and 50 shares as of September 30, 2022 and December 31, 2021, respectively	(1,002)	(1,802)
Retained earnings	109,449	84,249
Accumulated other comprehensive loss, net of income taxes	(12,605)	(771)
Total stockholders’ equity	840,015	799,066
Total liabilities and stockholders' equity	$1,001,415	$892,194

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$112,254	$83,098	$318,782	$227,208
Cost of revenue (exclusive of depreciation and amortization shown separately below)	19,323	13,435	55,036	35,929
Product development	23,932	16,359	68,742	45,658
Sales, marketing and customer support	27,118	19,539	78,535	54,653
General and administrative	19,395	14,465	60,599	58,317
Depreciation and amortization	8,089	7,492	25,446	21,989
Income from operations	14,397	11,808	30,424	10,662
Interest expense	226	249	681	936
Other expense, net	231	365	422	365
Income before income taxes	13,940	11,194	29,321	9,361
Income tax expense	3,609	3,270	4,121	8,361
Net income	$10,331	$7,924	$25,200	$1,000
Earnings per share:
Basic	$0.06	$0.05	$0.15	$0.01
Diluted	$0.06	$0.05	$0.15	$0.01
Weighted-average common stock outstanding:
Basic	164,297	158,045	163,512	144,305
Diluted	170,876	167,045	170,558	153,547
Comprehensive income:
Net income	$10,331	$7,924	$25,200	$1,000
Other comprehensive income:
Foreign currency cumulative translation adjustment	(4,630)	303	(11,834)	(141)
Total comprehensive income	$5,701	$8,227	$13,366	$859

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2022	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	—	$—	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(5,634)	(5,634)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	320	(8,133)	—	—	—	(8,133)
Stock-based compensation expense	—	—	—	—	—	—	9,517	—	—	9,517
Common stock issued under employee purchase plan	41	—	—	—	—	—	768	—	—	768
Common stock issued upon exercise of stock options	176	—	—	—	—	—	838	—	—	838
Common stock issued upon vesting of restricted stock units	798	1	—	—	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(128)	3,447	(3,447)	—	—	—
Net income	—	—	—	—	—	—	—	10,290	—	10,290
Balance as of June 30, 2022	164,133	$164	—	$—	283	$(7,546)	$737,574	$99,118	$(7,975)	$821,335
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(4,630)	(4,630)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	19	(492)	—	—	—	(492)
Stock-based compensation expense	—	—	—	—	—	—	11,080	—	—	11,080
Common stock issued upon exercise of stock options	490	1	—	—	—	—	2,390	—	—	2,391
Common stock issued upon vesting of restricted stock units	110	—	—	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(265)	7,036	(7,036)	—	—	—
Net income	—	—	—	—	—	—	—	10,331	—	10,331
Balance as of September 30, 2022	164,733	$165	—	$—	37	$(1,002)	$744,008	$109,449	$(12,605)	$840,015

Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	355	355
Stock-based compensation expense	—	—	—	—	—	—	4,714	—	—	4,714
Common stock issued upon exercise of stock options	871	2	—	—	—	—	2,907	—	—	2,909
Common stock issued upon vesting of restricted stock units	217	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock upon initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Private placement stock issuance concurrent with initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net loss	—	—	—	—	—	—	—	(12,568)	—	(12,568)
Balance as of June 30, 2021	157,768	$158	—	$—	—	$—	$670,674	$48,017	$567	$719,416
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	303	303
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	50	(1,802)	—	—	—	(1,802)
Stock-based compensation expense	—	—	—	—	—	—	4,848	—	—	4,848
Common stock issued upon exercise of stock options	651	1	—	—	—	—	2,066	—	—	2,067
Common stock issued upon vesting of restricted stock units	105	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	7,924	—	7,924
Balance as of September 30, 2021	158,524	$159	—	$—	50	$(1,802)	$677,588	$55,941	$870	$732,756

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2022	2021
Operating activities:
Net income	$25,200	$1,000
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense (recovery)	3,629	(1,186)
Depreciation and amortization expense	25,446	21,989
Amortization of debt issuance costs	221	221
Non-cash lease expense	5,534	—
Deferred taxes	(5,974)	(4,572)
Stock-based compensation expense	31,224	12,100
Interest expense	7	130
Loss on disposal of fixed assets	1,353	—
Impairment of long-lived assets	1,510	—
Change in fair value of contingent consideration	—	57
Offering costs	—	21,797
Other	318	661
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	(23,842)	690
Prepaid expenses and other assets	(2,110)	4,428
Trade payables	3,452	425
Accrued expenses and other liabilities	(7,607)	694
Net cash provided by operating activities	58,361	58,434
Investing activities:
Purchase of property, plant and equipment	(27,719)	(5,499)
Acquisition of business, net of cash acquired	—	(24,323)
Net cash (used in) investing activities	(27,719)	(29,822)
Financing activities:
Payments of long-term debt	—	(22,000)
Deferred payment related to Zentrick acquisition	—	(50)
Payment of contingent consideration related to Zentrick acquisition	(3,247)	—
Proceeds from common stock issued upon exercise of stock options	4,907	5,514
Proceeds from common stock issued under employee purchase plan	768	—
Proceeds from issuance of common stock upon initial public offering	—	269,390
Proceeds from issuance of common stock in connection to concurrent private placement	—	30,000
Payments related to offering costs	(6)	(21,797)
Finance lease payments	(1,286)	(1,222)
Shares repurchased for settlement of employee tax withholdings	(9,683)	(1,802)
Net cash (used in) provided by financing activities	(8,547)	258,033
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,015)	(173)
Net increase in cash, cash equivalents, and restricted cash	21,080	286,472
Cash, cash equivalents, and restricted cash - Beginning of period	221,725	33,395
Cash, cash equivalents, and restricted cash - End of period	$242,805	$319,867

Cash and cash equivalents	242,687	319,825
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	118	42
Total cash and cash equivalents and restricted cash	$242,805	$319,867
Supplemental cash flow information:
Cash paid for taxes	10,210	5,586
Cash paid for interest	519	580
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments	80,060	—
Acquisition of equipment under finance lease	—	1,518
Capital assets financed by accounts payable	5,305	41
Conversion of Series A preferred stock to common stock	—	610
Treasury stock reissued upon the conversion of Series A preferred stock for common stock	—	260,686
Stock-based compensation included in capitalized software development costs	367	—

Comparison of the Three and Nine Months Ended September 30, 2022 and September 30, 2021

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2022	2021	$	%	2022	2021	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Measurement (f/k/a Advertiser - direct)	$38,847	$34,057	$4,790	14%	$111,584	$93,260	$18,324	20%
Activation (f/k/a Advertiser - programmatic)	62,170	41,902	20,268	48	175,696	113,694	62,002	55
Supply-side customer	11,237	7,139	4,098	57	31,502	20,254	11,248	56
Total revenue	$112,254	$83,098	$29,156	35%	$318,782	$227,208	$91,574	40%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In Thousands)		(In Thousands)
Net income	$10,331	$7,924	$25,200	$1,000
Net income margin	9%	10%	8%	0%
Depreciation and amortization	8,089	7,492	25,446	21,989
Stock-based compensation	10,971	4,848	31,224	12,100
Interest expense	226	249	681	936
Income tax expense	3,609	3,270	4,121	8,361
M&A and restructuring costs (a)	39	1,079	1,219	1,128
Offering, IPO readiness and secondary offering costs (b)	726	318	726	22,465
Other (recoveries) costs (c)	(228)	878	3,659	987
Other expense (d)	231	365	422	365
Adjusted EBITDA	$33,994	$26,423	$92,698	$69,331
Adjusted EBITDA margin	30%	32%	29%	31%

(a)	M&A and restructuring costs for the three and nine months ended September 30, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate. M&A costs for the three and nine months ended September 30, 2021 consist of transaction costs related to the acquisition of Meetrics and other reductions to deferred compensation liabilities related to acquisitions.
(b)	Offering, IPO readiness and secondary offering costs for the three and nine months ended September 30, 2022 consist of third-party costs incurred for the Company’s filing of a “shelf” registration statement on Form S-3. Offering, IPO readiness and secondary offering costs for the three and nine months ended September 30, 2021 consist of third-party costs incurred for the Company’s IPO and an underwritten secondary public offering by certain stockholders of the Company.

(c)	Other (recoveries) costs for the three and nine months ended September 30, 2022 consist of sublease income for lease office space, offset by costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space. For the three and nine months ended September 30, 2021, other costs include reimbursements paid to Providence for costs incurred prior to the IPO date, and non-recurring recognition of a cease-use liability related to unoccupied lease office space.
(d)	Other expense for the three and nine months ended September 30, 2022 and September 30, 2021 consists of the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021
Product development	$3,665	$1,239	$10,575	$1,953
Sales, marketing and customer support	4,302	1,423	10,718	3,743
General and administrative	3,004	2,186	9,931	6,404
Total stock-based compensation	$10,971	$4,848	$31,224	$12,100

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Fourth Quarter and Full-Year 2022 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 8, 2022 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com